DAVIDsTEA
Annual Meeting of Shareholders

July 10, 2019



Cautionary Forward-Looking Statements

This presentation includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and there are, or may be deemed to be, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). The following cautionary statements are being made pursuant to the provisions of the Act and with the intention of obtaining the benefits of the "safe harbor" provisions of the Act. These forward-looking statements generally can be identified by the use of forward-looking terminology, including the terms "believes," "expects," "may," "will," "should," "could," "seeks," "projects," "approximately," "intends," "plans," "estimates," or "anticipates," or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this presentation and include statements regarding our intentions, beliefs or current expectations concerning, among other things, the Company's prospects, management's turn-around strategy, plans for investment in marketing initiatives, changes to product offerings and assortment, and strategic plans.

While we believe these expectations and projections are based on reasonable assumptions, such forward-looking statements are inherently subject to risks, uncertainties and assumptions about us, including the risk factors set forth in the Company's Annual Report or Form 10-K.

Actual results may differ materially from those in the forward-looking statements as a result of various factors, including but not limited to, the following: our ability to manage significant changes to our Board of Directors and leadership team; our efforts to expand beyond retail stores; our ability to maintain our brand image; significant competition within our industry; the effect of a decrease in customer traffic to the shopping malls and street locations where our stores are located; the results of our transfer pricing audit; our ability to attract and retain employees that embody our culture, including Tea Guides and store and district managers and regional directors; changes in consumer preferences and economic conditions affecting disposable income; our ability to source, develop and market new varieties of teas, tea accessories, food and beverages; our reliance upon the continued retention of key personnel; the impact from real or perceived quality or safety issues with our teas, tea accessories, food and beverages; our ability to obtain quality products from third-party manufacturers and suppliers on a timely basis or in sufficient quantities; the impact of weather conditions, natural disasters and manmade disasters on the supply and price of tea; actual or attempted breaches of data security; the costs of protecting and enforcing our intellectual property rights and defending against intellectual property claims brought by others; adverse publicity as a result of public disagreements with our shareholders; fluctuations in exchange rates; and the seasonality of our business and other risks set forth in the Company's Form 10-K.

All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. These statements are based upon information available to us as of the date of this presentation, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially-available relevant information. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this presentation might not occur, and investors are cautioned not to unduly rely upon these statements.

DTEA's Distribution Channels Today

Brick and Mortar


~84%
total sales(1)

188 Stores in Canada

46 Stores in the U.S.

82% Revenue

18% Revenue

Footprint being optimized

E-commerce


~15%
total sales(1)

63% Total sales in Canada

37% Total sales in the U.S.

Continued investments to support growth

Wholesale


~1%
total sales(1)

+450 Loblaw stores all banners included

Expand distribution channels

(1) For the fiscal year ended February 2, 2019

Evolution of Distribution Channels



Brick and Mortar
E-commerce
Wholesale
PRESENT
~84% total sales(1)
~15% total sales(1)
~1% total sales(1)
Footprint being optimized
Continued investments to support growth
Expand distribution channels
FUTURE
~60% total sales(2)
~25% total sales(2)
~15% total sales(2)

(1) For the fiscal year ended February 2, 2019

(2) Based on Management's best estimates

DAVIDsTEA

Product Sales Breakdown


71%

Loose-Leaf Tea, Gifts
& Packaged Teas


20%

Tea
Accessories


9%

Beverage
& Food







Our Strategic Priorities

1. Maintaining brand leadership to align and drive sales results with a focus on quality and price efficiency

2. Improve operational efficiencies and stimulate in-store traffic

3. Position our e-commerce platform to fuel future growth

4. Expand our wholesale distribution capabilities

Maintaining Our Brand Leadership So That It's Relevant

1

Wherever Available to Align and Drive Sales Results with a Focus on Quality and Price Efficiency


DAVID

Expand the addressable market

- Female demographic represents ~80% of total sales
- Opportunities to increase appeal among men
- Cross-promote tea with products and events popular with the male demographic
- Put more emphasis of the wellness aspects of tea
- Committed to being leaders in blending, sourcing and sustainability innovation

2 Improve Operational Efficiencies

and Stimulate In-Store Traffic



DAVIDsTEA

Significantly reducing and refining our overall product mix

- In the process of streamlining our product portfolio to ensure it resonates better with our customers
- Expand the portfolio of tea sachets
- New product mix to focus on supporting a tea lifestyle both at home and on-the-go with easy-to-use formats of tea sachets and travel accessories
- Re-invigorating and accentuating our hot and cold beverage offering
- Upcoming benefits from lower operating expenses and procurement costs

3 Position Our E-commerce Platform

to Fuel Future Growth


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U.S. e-commerce penetration at more than 29% of total U.S. sales

- Overall Q4 2018 e-commerce penetration at 17%
- Continue to make significant investments to elevate the overall user experience
- E-commerce playing a crucial role in the omnichannel shopping experience
- Frequent Steeper loyalty program has 2.1 million active members

4 Expand Our Wholesale

Distribution Capabilities


DAVIDsTEA
DAVIDsTEA
DAVIDsTEA
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Projected to be in more than 2,500 stores across Canada starting in Fall 2019

- Initial launch with Loblaw surpassing expectations
- Announced expansion within Loblaw retail network in May to over 1,250 outlets starting fall 2019
- Further expansion with other major Canadian grocers adding over 1,250 additional outlets starting fall 2019
- Exploring additional opportunities to expand our wholesale distribution sales and capabilities

In Conclusion:

- Wide brand name recognition
- Demand for tea remains healthy in North America
- Inspired and strong leadership team in place
- Solid financial position



THANK YOU



DAVIDsTEA